Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. 1350

Pursuant to 18 U.S.C. 1350, each of the undersigned certifies that, to the best of his/her knowledge:

1.	The quarterly report on Form 10-Q of NeuStar, Inc. for the quarter ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in such quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NeuStar, Inc.

July 28, 2011	By:	/s/ Lisa A. Hook
Lisa A. Hook President and Chief Executive Officer

July 28, 2011	By:	/s/ Paul S. Lalljie
Paul S. Lalljie Chief Financial Officer

A signed original of this written statement has been provided to NeuStar, Inc. and will be retained by NeuStar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request